EXHIBIT 99.1



                                                                     Paul Sagan
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                                                              xxx-xxx-xxxx phone
                                                               xxx-xxx-xxxx fax




SEND VIA FAX

February 14, 2005

Mr. Lawrence Moskowitz
Chairman & CEO
Medialink Worldwide, Inc.
708 Third Ave.
New York, NY

Dear Larry,

This letter is to notify you that I am resigning from the Medialink Board of Directors effectively today. It has been a pleasure to serve on the Board, and I hope my contributions over the years have benefited the Company. As you are aware, I recently accepted increased duties at Akamai, and I believe to fulfill the commitment I have made to the Akamai Board that I must discontinue current outside obligations on public company boards. I wish you, the other Medialink directors, and the entire staff good luck with your future plans.

Sincerely,


/s/Paul Sagan
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Paul Sagan